Securities and Exchange Commission

                       Washington D.C. 20549


                             Form 8-K

                          Current Report


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



          Date of Report (Date of the earliest event reported)




                            March 7, 1996

                        ____________________


                           The Stephan Co.



     Florida                   1-4436               59-0676812
 (State or other          (Commission File      (I.R.S. Employer
  jurisdiction of              Number)           Identification
  incorporation)                                     Number)


               1850 W. McNab Road
           Fort Lauderdale, Florida                   33309
    (Address of principal executive offices)        (Zip Code)



                             (954) 971-0600
         (Registrant's telephone number, including area code)













ITEM 5. OTHER EVENTS.


     On March 7, 1996, the Registrant entered into a Trademark License and Supply Agreement with Color Me Beautiful, Inc. (CMB) to license select products of the Registrant's Frances Denney Line and to supply the requirements of CMB for such products. The Agreement gives CMB the exclusive right to market and distribute certain Denney products in certain retail chain stores in the United States and Canada, for specified royalty payments based upon net sales, as defined in the Agreement, with graduated, guaranteed minimum royalty amounts payable throughout the term of the Agreement. In addition, the Agreement provides for the Registrant to be the exclusive supplier of products sold under the agreement, so long as, among other things, the Registrant's pricing structure and product quality remains reasonably competitive.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements of Businesses Acquired.

        None

    (b) Pro Forma Financial Information.

        None

    (c) Exhibits.

        10.1 Trademark License and Supply Agreement between The Stephan Co. and Color Me Beautiful, Inc., dated March 7, 1996.





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on March 20, 1996.


The Stephan Co.


By:



David Spiegel
Chief Financial Officer